Filed Pursuant to Rule 424(i)

Registration No. 333-262728

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)

FOR FISCAL YEAR ENDING DECEMBER 31, 2024

(to Prospectus dated March 29, 2024)

PROSHARES TRUST II

ProShares VIX Mid-Term Futures ETF (VIXM)

ProShares Ultra Bloomberg Natural Gas (BOIL)

ProShares UltraShort Bloomberg Natural Gas (KOLD)

ProShares UltraShort Silver (ZSL)

ProShares UltraShort Gold (GLL)

ProShares Ultra Euro (ULE)

ProShares UltraShort Euro (EUO)

ProShares Ultra Yen (YCL)

ProShares UltraShort Yen (YCS)

This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended December 31, 2023. The calculation of the registration fee is included in an exhibit hereto.